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                                                               EXHIBIT (a)(1)(E)

               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

If you previously elected to accept RCN Corporation's offer to exchange options (the "Offer"), and you would like to change your election and reject this offer, you must sign this Notice and return it to RCN's exchange agent, Mellon Investor Services LLC (the "Exchange Agent"), P.O. Box 3301, South Hackensack, NJ 07606,
Attention: Reorganization Department before 11:59 P.M., Eastern Standard Time, on October 23, 2001, unless the Offer is extended. If you are sending this Notice via overnight mail to the Exchange Agent, you should send it to 85 Challenger Road -- Mail Drop -- Reorg., Ridgefield Park, NJ 07660,
Attention: Reorganization Department. If you have questions, please contact the Exchange Agent at 888-232-7873.

                            ------------------------

To RCN Corporation:

     I previously received a copy of the Offer to Exchange (dated September 25, 2001), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to accept RCN Corporation's Offer. I now wish to change that election and reject your Offer as follows:

[ ] I reject your Offer with respect to ALL options that I previously tendered for exchange.

[ ] I reject your Offer with respect to the following options that I previously tendered for exchange:

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                                                   OPTIONS CURRENTLY    # OF NEW OPTIONS TO BE
      GRANT DATE             STRIKE PRICE             OUTSTANDING        GRANTED IF EXCHANGED
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

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

I understand that by signing this Notice and delivering it to the Exchange Agent at the above address, I will be able to withdraw my acceptance of the Offer and reject the Offer to the extent stated above. I have read and understand all of the terms and conditions of the Offer.

     I understand that in order to reject the Offer after I have previously submitted an election form accepting the Offer, I must sign and deliver this Notice to the Exchange Agent before 11:59 P.M., Eastern Standard Time, on October 23, 2001, or if RCN extends the deadline to exchange options, before the extended expiration of the Offer.

     By rejecting the Offer, I understand that I will not receive any new options and I will keep the Eligible Options I initially tendered for exchange. These options will continue to be governed by the RCN's 1997 Equity Incentive Plan, under which they were granted, and the existing option agreements between RCN and me.
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     I have completed and signed the following exactly as my name appears on my original Election Form.

I do not accept the Offer.

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Signature

Date:
------------------------ , 2001

Name:

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(PLEASE PRINT)